TearLab Reports Fourth Quarter and Full Year 2015 Financial Results

San Diego, CA —March 8, 2016— TearLab Corporation (NASDAQ:TEAR; TSX:TLB) (“TearLab” or the “Company”) today reported its consolidated financial results for the fourth quarter and full year ended December 31, 2015. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles.

For the three months ended December 31, 2015, TearLab’s net revenues were $6.8 million, up 28% from $5.3 million for the same period in 2014. A net total of 258 TearLab Osomarlity® Systems were added in the fourth quarter of 2015, of which 200 were under the Company’s new Flex program and 66 were purchased outside of the United States. The Company’s net loss for the three months ended December 31, 2015 was approximately $8.9 million, or $0.26 basic loss per share. This included a pre-tax charge of approximately $1.4 million related to the impairment of intangibles and fixed assets of the Company’s majority owned OcuHub, LLC subsidiary (“OcuHub”). As previously announced on February 1, 2016, TearLab expects the divestiture or orderly wind-down of OcuHub to be completed by the end of the first quarter of 2016.

The following table sets out the estimated annualized revenue per U.S. device and account analysis for the fourth quarter ended December 31, 2015:

	Active	Active	Annualized Revenues	Annualized Revenues
Program	Devices	Accounts	Per Device	Per Account
Purchased	277	231	$1,780	$2,134
Use	391	390	$7,408	$7,427
Masters	1,708	234	$4,330	$31,605
Flex	1,550	700	$8,409	$18,621
Total:	3,926	1,555

For the year ended December 31, 2015, TearLab’s net revenues were approximately $25.2 million, an increase of 28% from $19.7 million in 2014. The Company’s net loss for the year ended December 31, 2015 was approximately $33.2 million, or $0.99 basic loss per share. This included the aforementioned pre-tax charge related to OcuHub.

As of December 31, 2015, TearLab had $13.8 million in cash and cash equivalents.

“Our strong Q4 revenue growth demonstrated our ability to expand our installed base as well as increase adoption with our flex accounts,” commented Seph Jensen, TearLab’s Chief Executive Officer. “With our U.S. installed base at nearly 4,000 devices and over 1,500 accounts, we are well positioned to leverage our existing footprint for continued growth and significant P&L improvement.”

New U.S. Sales Model

On February 29, 2016, the Company announced a strategic restructuring, including a staff reduction, designed to improve the Company’s overall cost structure and shorten the time required for it to achieve positive cash flow from operations. The new sales model is structured on four geographic areas in the U.S. Individual Territory Managers in the U.S. will now focus on both expanding the installed base of osmolarity testing devices while also seeking to increase the penetration of the Company’s osmolarity testing devices within existing accounts. Each of the four geographic areas will have dedicated resources to assist our customers in onboarding, clinical application and optimization of patient flow.

Mr. Jensen commented, “While we did decrease the size of our U.S. sales force, we believe the new model will allow us to continue to grow in a much more productive manner. Our ability to more effectively identify and target appropriate accounts, combined with our growing market reputation and strong support at professional meetings, should allow for continued growth including both footprint expansion and increased adoption.”

Revised 2016 Business Outlook

The Company has taken significant steps over the past months to improve its cost structure; including, (1) the announcement on February 1, 2016 of an orderly wind down or divestiture of OcuHub, which the Company believes will save $3.5 million in annualized operating expenses, (2) the announcement on February 29, 2016 of a strategic restructuring, which the Company believes will save an additional $9.4 million in annualized operating expenses, and, (3) the completion on March 7, 2016 of a new agreement with the Company’s test card supplier, MiniFab (Aust) Pty Ltd (MiniFab), which will provide 16% savings on the individual osmolarity test cards following a transition period to account for ending inventory at December 31, 2015 and other elements of the prior agreement. The savings consist of lower prices for the purchase of the test cards and for freight costs to ship the cards to the Company’s distribution facility.  The lower purchase price will remain in place until the Company reaches an annual volume of test cards of 4.5 million or until March 31, 2018. The savings from freight costs will remain in place throughout the agreement.

Given its new sales model, which includes a reduced sales team, TearLab is revising its 2016 outlook and now expects 15% - 20% in annual revenue growth. In addition, the Company continues to believe that this growth rate may be positively impacted by a number of potential accelerators, such as increased international market development, and the addition of osmolarity testing to professional clinical practice guidelines and protocols, some of which may occur during the first half of 2016. In addition, over the longer-term, the productivity of its installed base and the savings from the revised MiniFab contract should help the gross margins for the Company’s osmolarity testing business increase from the approximate 50% level achieved in 2016 to above 60%. TearLab believes the combination of its new, lower cost structure, revenue growth and improving gross margins would allow it to achieve positive cash flow from operations when its annual revenue reaches approximately $40 million, down from the range of $50 million to $60 million required before the Company’s cost savings measures.

On February 9, 2016, the Company announced withdrawal of its follow-on equity offering due to market conditions; however, the Company continues to evaluate several options to fund its business. Based on its new model and sales guidance, and including its current cash on hand, the Company believes that its additional capital requirements necessary to achieve positive cash flow from operations in its core osmolarity business is approximately $15 million.

“We remain very excited about the opportunity we see ahead of us and believe that our new, more efficient business model will allow us to reach self-sustainability with reduced capital requirements and over a shorter time horizon,” said Mr. Jensen.

Conference Call and Webcast Information

TearLab will hold a conference call to discuss these results today, March 8, 2016, at 4:30pm Eastern Time at 877-303-1593. The call will also be broadcast live and archived on TearLab’s website at www.tearlab.com under the “webcasts” link in the Investor Relations section. For those wishing to listen to a recording of the call via telephone, a replay will be made available as soon as possible after the conclusion of the live call and will remain posted for a period of seven days. To listen to the recording, simply telephone (Toll free) 855-859-2056 and enter reservation # 54603879 when prompted.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the NASDAQ Capital Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial and operational performance, including expected cost savings related to OcuHub and the restructuring, opportunities associated with new program offerings, accessing future capital, and plans with respect to our marketing strategy. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2015, expected to be filed with the SEC on March 9, 2016, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC in November 16, 2015. We do not undertake to update any forward-looking statements except as required by law.

CONTACTS:

Investors:

Stephen Kilmer

(647) 872-4849

skilmer@tearlab.com

TearLab Corp.

Condensed Consolidated Statements of Operations and Consolidate Loss

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

	Years Ended December 31,
	2015 (a)	2014

Revenue
Product sales	$20,325	$16,086
Reader equipment rentals	4,831	3,632
Total revenue	25,156	19,718
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	10,825	8,804
Cost of goods sold - reader equipment depreciation	1,732	1,292
Gross profit	12,599	9,622
Operating expenses
Amortization of intangible assets	1,501	1,462
General and administrative	14,935	13,555
Clinical, regulatory and research & development	6,951	2,792
Sales and marketing	19,349	16,817
Impairment of long-lived assets	1,372	-
Total operating expenses	44,108	34,626
Loss from operations	(31,509)	(25,004)
Other income (expense)	(1,720)	1,282
Net loss and comprehensive loss	$(33,229)	$(23,722)
Weighted average shares outstanding - basic	33,698,086	33,578,820
Net loss per share – basic	$(0.99)	$(0.71)
Weighted average shares outstanding - diluted	33,731,807	33,717,344
Net loss per share – diluted	$(0.99)	$(0.74)

TearLab Corp.

Condensed Consolidated Statements of Operations and Consolidate Loss

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Three months
	ended December 31,
	2015	2014
Revenue
Product sales	$5,790	$4,329
Reader equipment rentals	1,001	967
Total revenue	6,791	5,296
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	2,752	2,371
Cost of goods sold - reader equipment depreciation	516	334
Gross profit	3,523	2,591
Operating expenses
Amortization of intangible assets	356	382
General and administrative	3,531	3,352
Clinical, regulatory and research & development	2,040	1,024
Sales and marketing	4,416	4,917
Impairment of long-lived assets	1,372	-
Total operating expenses	11,715	9,675
Loss from operations	(8,192)	(7,084)
Other income (expense)	(733)	144
Net loss and comprehensive loss	$(8,925)	$(6,940)
Weighted average shares outstanding - basic	33,760,904	33,590,611
Net loss per share – basic	$(0.26)	$(0.21)
Weighted average shares outstanding - diluted	33,760,904	33,661,775
Net loss per share – diluted	$(0.26)	$(0.21)

TearLab Corp.

Consolidated Balance Sheets

(Expressed in U.S. Dollars (000’s)

	December 31, 2015 (a)	December 31, 2014
ASSETS
Current assets
Cash	$13,838	$16,338
Accounts receivable, net	3,021	2,480
Inventory	3,972	2,986
Prepaid expenses and other current assets	790	890
Total current assets	21,621	22,694

Fixed assets, net	5,352	4,504
Patents and trademarks, net	52	80
Intangible assets, net	1,145	3,596
Other non-current assets	181	157
Total assets	$28,351	$31,031

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,292	$2,202
Accrued liabilities	5,047	3,765
Deferred Rent	114	174
Obligations under warrants	29	256
Total current liabilities	7,482	6,397

Long-term debt	24,859	—

Total liabilities	32,341	6,397

Exchange right	250	250

Stockholders’ equity (deficit)
Capital stock
Preferred Stock, $0.001 par value, authorized 10,000,000, none issued and outstanding	—	—
Common stock, $0.001 par value, 65,000,000 authorized, 33,760,904 and 33,641,302 issued and outstanding at December 31, 2015 and December 31, 2014, respectively	34	34
Additional paid-in capital	488,514	483,909
Accumulated deficit	(492,788)	(459,559)
Total stockholders’ equity (deficit)	(4,240)	24,384
Total liabilities and stockholders’ equity	$28,351	$31,031

(a)	Information as of, and for the year ended, December 31, 2015 will be included in the Company’s form 10-K which we anticipate filing on, or about, March 9, 2016.